Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 2, 2009

BUTLER NATIONAL CORPORATION PLANS A MID-DECEMBER OPENING OF THE BOOT HILL CASINO AND RESORT

Olathe, Kansas, December 2, 2009, - Butler National Corporation (OTC Bulletin Board BUKS) a recognized provider of professional management services in the gaming industry, announces the Boot Hill Casino and Resort, located in Dodge City, Kansas, is on-schedule to open in mid-December. Facility construction has been completed and a temporary certificate of occupancy has been issued. The facility will open with 584 electronic gaming machines and twelve table games. The facility also has a full-service restaurant, saloon, snack bar and gift shop. Machines are currently being certified on the gaming floor and table game set-up is being completed. The facility anticipates employing over 250 people by the opening of the facility.

Clark Stewart, President and CEO of Butler National Corporation said, "Boot Hill Casino and Resort is on-schedule for a mid-December opening. This is an exciting time for Dodge City, Southwest Kansas, and the entire State of Kansas. We look forward to providing a comfortable and friendly entertainment experience in Dodge City."

About Butler National Corporation:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062
Public Relations Phone: 214-498-7775
Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site: www.butlernational.com -End-